                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2005 accompanying the consolidated financial statements included in the Annual Report of Merrimac Industries, Inc.
on Form 10-KSB for the year ended January 1, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of
Merrimac Industries, Inc. on Forms S-8 (Registration No. 333-36795, dated
September 30, 1997, as amended February 23, 2001, Registration No. 333-36199, dated September 23, 1997, as amended February 23, 2001, Registration No.
33-68862, dated September 15, 1993, as amended February 23, 2001, Registration
No. 333-09663, dated August 6, 1996, as amended February 23, 2001, Registration
No. 333-63434, dated June 20, 2001, Registration No. 333-63436, dated June 20,
2001 and Registration No. 333-63438, dated June 20, 2001).

/s/ Grant Thornton LLP

Edison, New Jersey
March 29, 2005

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